SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2008
Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

ITEM 8.01 OTHER EVENTS.

    Effective December 9, 2008, Nathaniel A. Davis resigned as a member of the Board of Directors (the "Board") of Charter Communications, Inc. (the "Company") and as a member of the Audit Committee of the Board.   On December 10, 2008, the Board elected director John H. Tory to the Audit Committee to replace Mr. Davis, giving the Audit Committee three independent members in compliance with NASDAQ rules.  On December 11, 2008, the Company notified NASDAQ of Mr. Davis' resignation and Mr. Tory's appointment.

    On December 10, 2008, the Board elected Robert P. May as the chairperson of the Compensation and Benefits Committee of the Board to replace Marc Nathanson who had previously resigned from the Board.

    Also, on December 10, 2008, the Board eliminated the vacancies created by the resignations of Messrs. Davis and Nathanson by reducing the number of Board members from eleven to nine.

    Attached as Exhibit 99.1 is a copy of the press release announcing Mr. Davis' resignation.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is filed pursuant to Item 5.02.

Exhibit Number	Description

99.1*	Press release announcing Nathaniel A. Davis' resignation as a director of Charter Communications, Inc.

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                      CHARTER COMMUNICATIONS, INC.
                      Registrant

Dated: December 11, 2008

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press release announcing Nathaniel A. Davis' resignation as a director of Charter Communications, Inc.

* filed herewith